UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ENTEGRA FINANCIAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

14 One Center Court
Franklin, North Carolina 28734
(828) 524-7000

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2017

To our Shareholders:

Notice is hereby given that the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Entegra Financial Corp. (the “Company”) will be held as follows:

Place:	Corporate Center
14 One Center Court
Franklin
North Carolina 28734

Date:	May 18, 2017

Time:	10:00 a.m., Eastern Time

The purpose of the Annual Meeting is to consider and act upon the following proposals:

1.	To elect four persons to serve as directors of the Company until the 2020 Annual Meeting of Shareholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and
3.	To consider such other business as may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors is not aware of any other business to be conducted at the Annual Meeting.

Holders of record of shares of common stock at the close of business on March 31, 2017, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

This 7th day of April, 2017.	Yours very truly,

Fred H. Jones
Chairman

It is extremely important that your shares of common stock be represented regardless of the number you own. Whether or not you expect to be present at the Annual Meeting, please sign and return your proxy card to us in the enclosed envelope at your earliest convenience. You may also vote your shares over the Internet or by using a toll-free number. In the event that you attend the Annual Meeting in person, you may revoke your proxy and vote your shares in person.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 18, 2017

This Proxy Statement is being mailed to our shareholders on or about April 7, 2017 for solicitation of proxies by the Board of Directors (the “Board”) of your company, Entegra Financial Corp. Our principal executive offices are located at 14 One Center Court, Franklin, North Carolina 28734.

In this Proxy Statement, terms such as “we,” “us,” “our” and the “Company” refer to Entegra Financial Corp. and, for periods prior to September 30, 2014, Macon Bancorp, the North Carolina chartered mutual holding company which was merged into Entegra Financial Corp. upon completion of the Company’s stock offering and the mutual-to-stock conversion of Macon Bancorp; the term “Bank” refers to Entegra Bank, our wholly-owned, North Carolina-chartered bank subsidiary; the term “Bank Board” refers to the Board of Directors of the Bank; the terms “you” and “your” refer to the shareholders of the Company; and the term “common stock” refers to the Company’s common stock, no par value per share.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (commonly referred to as the “JOBS Act”). As an emerging growth company, we are currently exempt from certain requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, holding a non-binding advisory vote on executive compensation. These exemptions will apply until December 31, 2019 unless we cease to qualify as an emerging growth company prior to that date.

The Notice, Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2016 are also available at www.snl.com/IRWebLinkX/corporateprofile.aspx?iid=4290505. You may also access the above off-site website by going to www.entegrabank.com, under the heading Investor Relations.

INFORMATION ABOUT THE ANNUAL MEETING

Your vote is very important. For this reason, our Board is requesting that you allow your shares of common stock to be represented at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) by the proxies named on the enclosed proxy card.

When is the Annual Meeting?	May 18, 2017 at 10:00 a.m., Eastern Time
Where will the Annual Meeting be held?	At our Corporate Center, 14 One Center Court, Franklin, North Carolina 28734
What items will be voted on at the Annual Meeting?

1.      ELECTION OF DIRECTORS. To elect four persons to serve as directors of the Company until the 2020 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

2.      RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

1

3. OTHER BUSINESS. To consider such other business as may properly come before the Annual Meeting or any adjournment thereof. The Board is not aware of any other business to be conducted at the Annual Meeting.
Who can vote?	Only holders of record of shares of common stock at the close of business on March 31, 2017 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the Record Date, there were 6,455,145 shares of common stock outstanding and entitled to vote and approximately 856 beneficial owners, including approximately 356 shareholders of record. There is no other class of voting stock outstanding.

How do I vote by proxy?

You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. The shares represented by a proxy card will be voted at the Annual Meeting if the proxy card is properly signed, dated and received by Computershare Trust Company, N.A. (“Computershare”), our transfer agent, prior to the time of the Annual Meeting. You may also vote your shares over the Internet or by using a toll-free number. You should refer to the proxy card or the information forwarded by your bank, broker or other holder of record to see what voting options are available to you.

If you return your signed proxy card before the Annual Meeting, the proxies (our Board) will vote your shares as you direct.

The Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on May 17, 2017. If you vote over the Internet you may incur costs, such as telephone and Internet access charges, for which you will be responsible. If you are interested in voting via the Internet or telephone, specific instructions are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your instructions have been properly recorded. In the event that the proxy card does not reference Internet or telephone voting information, please complete and return the proxy card in the self-addressed, postage-paid envelope provided.

2

You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on Proposals 1, 2 and any other items of business at the Annual Meeting. If a nominee becomes unavailable for election at any time at or before the Annual Meeting, the proxies may vote your shares for a substitute nominee.

If you return your signed proxy card but do not specify how you want to vote your shares, the proxies will vote them “FOR” the election of all of our nominees, and “FOR” the ratification of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. If any other matters are properly presented for consideration at the Annual Meeting, the proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If your shares are held in the name of a broker or other nominee (i.e., held in “street name”), you will need to obtain a proxy instruction form from the broker or other nominee holding your shares and return the form as directed by your broker or other nominee.

We are not aware of any other matters to be brought before the Annual Meeting. If matters other than those discussed above are properly brought before the Annual Meeting, the proxies may vote your shares in accordance with their best judgment.

How do I change or revoke my proxy?	You may change or revoke your proxy at any time before it is voted at the Annual Meeting in any of three ways: (i) by delivering a written notice of revocation to Computershare; (ii) by delivering another properly signed proxy card to Computershare with a more recent date than that of the proxy first given; or (iii) by attending the Annual Meeting and voting in person. You should deliver your written notice or superseding proxy to Computershare at the address noted on the proxy card. You may also revoke your proxy or change your vote with a timely and valid later Internet or telephone vote.

How many votes may I cast?	You are entitled to one vote for each share of common stock held of record on March 31, 2017 on each nominee for election and on each other matter presented for a vote at the Annual Meeting. You may not vote your shares cumulatively in the election of directors.
3

How many votes are required to approve the proposals?

Director nominees will be elected by the affirmative vote of the majority of votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting, with a plurality vote standard for a contested director election, that is, when the number of director nominees exceeds the number of Board seats for which elections are being held. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.

The proposal to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2017 will be approved if the votes cast in favor exceed the votes cast in opposition. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to ratify Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2017.

Any other matters properly coming before the Annual Meeting will require such shareholder approval as is required by applicable law or our governing documents.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum at the Annual Meeting or any adjournment thereof.

A “broker non-vote” occurs when a broker or other nominee who holds shares for another does not vote on a particular matter because the broker or other nominee does not have discretionary authority on that matter and has not received instructions from the owner of the shares.

In the event there are insufficient votes present at the Annual Meeting for a quorum or to approve any proposal, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

4

What constitutes a “quorum” for the Annual Meeting?	A majority of our outstanding shares entitled to vote at the Annual Meeting, present in person or represented by proxy, constitutes the quorum necessary to conduct business at the Annual Meeting. Your shares will be considered part of the quorum if you have voted by proxy. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting and for any adjournment thereof. Abstentions and broker non-votes count as shares present at the Annual Meeting for purposes of determining a quorum.
How are the votes counted?	Computershare, our transfer agent, has been appointed by the Board as the Inspector of Elections for the Annual Meeting. It will tabulate the votes received for each nominee for election as a director and all other items of business at the Annual Meeting. Computershare will announce at the Annual Meeting and will subsequently certify to the Board, the results of the election of directors and all other items of business voted on at the Annual Meeting.
How do I obtain directions to the Annual Meeting?	Directions to the Annual Meeting are available on our website, www.entegrabank.com, under the heading Investor Relations. You may also obtain directions to the Annual Meeting by contacting Melanie Allen, Corporate Secretary, at (828) 524-7000.
Who pays for the solicitation of proxies?	We will pay the cost of preparing, printing and mailing materials in connection with this solicitation of proxies. In addition to solicitation by mail, officers, directors (including those nominees for election as a director) and employees of the Company and the Bank may make solicitations personally, by telephone or otherwise without additional compensation for doing so. We reserve the right to engage a proxy solicitation firm to assist in the solicitation of proxies for the Annual Meeting. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of shares or otherwise in connection with this solicitation of proxies.

5

When are proposals for the 2018 Annual Meeting of Shareholders due?

It is presently anticipated that the 2018 Annual Meeting of Shareholders of the Company will be held in May of 2018. To be considered for inclusion in the proxy solicitation materials of the Board for the 2018 Annual Meeting, shareholder proposals must be received by the Secretary of the Company at our principal executive offices at 14 One Center Court, Franklin, North Carolina 28734 no later than December 8, 2017. To be eligible for inclusion, a proposal must comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Any proposal not intended to be included in the proxy statement for the 2018 Annual Meeting, but intended to be presented from the floor at that Annual Meeting, must have been received by us at our principal executive offices listed above no later than February 21, 2018.

6

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws provide for a board of directors consisting of not less than five nor more than 20 directors, the exact number to be determined by resolution of a majority of the Board or by resolution properly adopted by the shareholders at a shareholders’ meeting. The Board has set the number of directors at 11.

The Company’s Articles of Incorporation and Bylaws provide that, at all times that the total number of directors is fixed at nine or more, the directors shall be divided into three classes, as nearly equal as possible in number as may be, to serve in the first instance for terms of one, two and three years, respectively, from the date each such class of directors takes office or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and qualify, and thereafter the successors in each class of directors shall be elected for terms of three years or until their earlier death, resignation, retirement, removal or disqualification. As a result, three classes of directors were elected at the 2015 Annual Meeting of Shareholders for one, two and three year terms, and one class of directors is to be elected at the Annual Meeting. In the event of any increase or decrease in the authorized number of directors, each director then serving as such will nevertheless continue as a director until the expiration of the director’s current term or the director’s earlier death, resignation, disqualification or removal. In the event of the death, resignation, removal or disqualification of a director during the director’s elected term of office, the Board or the Company’s shareholders may appoint the director’s successor, who will serve until the next annual shareholders’ meeting at which directors are elected. So long as the number of directors remains nine or more, the successors in each class of directors will be elected for terms of three years each or until their earlier death, resignation, retirement, removal, or disqualification or until their successors are elected and qualify.

The Board has nominated the four persons named below for election as directors to serve for a three-year term, or until their earlier death, resignation, retirement, removal or disqualification or until their successors are elected and qualified. All of the director nominees currently serve as directors of the Company and the Bank. If all of the director nominees are elected, there will be 11 directors serving on the Board following the Annual Meeting.

The persons named as proxies in the accompanying proxy card intend to vote “FOR” the four nominees listed below, unless authority to vote is withheld or any proxies are duly revoked. Each nominee has consented to serve as a director of the Company if elected. If, at the time of the Annual Meeting, a nominee is unable or unwilling to serve, the discretionary authority provided in the accompanying proxy card will be exercised to vote for such other person for the office of director as may be nominated by the Board. Proxies cannot be voted for a greater number of nominees than the number named in this Proxy Statement. The present Board has no reason to believe that any of the nominees named will be unable to serve if elected to office.

Each of the nominees brings special skills and attributes to the Board through a variety of levels of education, business experience, director experience, banking experience, philanthropic interests, and community involvement. Additional information about each nominee and his or her special skills is provided below. The age of each director is as of March 31, 2017.

7

NOMINEES FOR ELECTION AS A DIRECTOR
TO SERVE UNTIL THE 2020 ANNUAL MEETING

Louis E. Buck, Jr. (age 68) is a retired business executive and former Dean of the College of Business at Western Carolina University. Previously he was the Wesley Elingburg Distinguished Professor of Business Innovation and the Director of the Center for Entrepreneurship and Innovation (CEI) in the College of Business at Western Carolina University. Dr. Buck has been a member of our Board and the Bank Board since 2012. Dr. Buck has more than 25 years of business experience in the areas of finance, accounting, risk management and information systems. His last industry position was that of Chief Financial Officer for the competitive businesses of Consolidated Edison, Inc. in New York. He had served as the senior director of the Business Solutions practice for Walker Interactive Systems, Inc., the Chief Accounting Officer for Entergy Corporation, Chief Financial Officer for the North Carolina Electric Membership Corporation and in various management capacities at TXU Corporation. He has a B.S. degree from the United States Naval Academy, an MBA from the University of Houston / CLC and a Ph. D. (Finance) from Texas A&M University. We believe that Dr. Buck’s business and academic experience qualifies him to serve as one of our directors.

Adam W. Burrell, MD (age 47) is a Board Certified Family Physician currently practicing in Franklin, North Carolina. Dr. Burrell has been a member of our Board and the Bank Board since 2010. He has a B.S. degree from Wake Forest University and a M.D. degree from Wake Forest School of Medicine. After completing his residency in Family Medicine, Dr. Burrell completed a Fellowship in Obstetrics. He is a member of the American Academy of Family Physicians. He has served as Chief of Staff for Angel Medical Center and is involved in numerous community activities, including coaching youth basketball. We believe that Dr. Burrell’s management experience qualifies him to serve as one of our directors.

Craig A. Fowler (age 60) is the Chief Information Officer (CIO) and member of the Executive Council at Western Carolina University (WCU), a campus in the University of North Carolina system, with an enrollment of over 10,000 students. Mr. Fowler has been a member of our Board and the Bank Board since August, 2016. He has a bachelor’s degree in applied mathematics from the University of West Florida and an MBA from the University of Dallas. He has over 25 years of experience working with Fortune 500 companies including as Vice President of IT at Corning Cable Systems, Director of Information Technology Operations Center for Dell Computer Corp., Senior Director at Raytheon Company, and Business CIO for Texas Instruments Defense Systems and Electronics Group. In 2004, with reappointments in 2007 and 2010, Mr. Fowler was appointed by Governors Mike Easley and Beverly Purdue as a Commissioner to the e-NC Authority, which was a state effort to link all North Carolinians to the Internet. He was also a member of the Board of Directors of the NC Technology Association from 2002 to 2009. We believe that Mr. Fowler’s business and management experience, as well as his information technology expertise, qualify him to serve as a one of our directors.

Beverly W. Mason (age 65) is an owner and a broker of Lamplighter Realty, Inc. of Franklin, North Carolina. She is a co-owner and manager of WNC Investments, LLC, and a managing partner of Pantherview, LLC and Bryson Investments, which own and operate residential and commercial rental properties. Ms. Mason has been a member of our Board and the Bank Board since 2007. Ms. Mason has served as president of the Franklin Board of Realtors and has served as a member of a number of community boards, including the County Planning Board, the County Economic Development and the Board of Adjustments. We believe that Ms. Mason’s business and management experience, as well as her knowledge of the residential and commercial real estate industry in the communities in which we operate, qualify her to serve as a one of our directors.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE FOR ALL NOMINEES FOR ELECTION AS DIRECTORS

8

CONTINUING DIRECTORS
TERM ENDING AS OF THE 2019 ANNUAL MEETING

Ronald D. Beale (age 61) is President of Beale Construction, Inc., a construction firm based in Franklin, North Carolina, which has been in business since 1980. Mr. Beale has been a member of our Board and the Bank Board since 2002. He is also President of LeRon, LLC, which owns and operates a variety of storage units and a convenience store in Franklin. Mr. Beale was elected as a County Commissioner for Macon County in 2005, and was re-elected in 2010 and 2014. He is a member and Past President of The Franklin Daybreak Rotary Club. He is also Immediate Past President of the North Carolina Association of County Commissioners. Mr. Beale was also selected as “Commissioner of the Year in North Carolina” for 2013. We believe that Mr. Beale’s business experience as well as his involvement in the community in which we conduct our business, qualify him to serve as one of our directors.

R. Matt Dunbar (age 40) is Co-Founder of VentureSouth and Managing Director of the Upstate Carolina Angel Network. In his roles, Mr. Dunbar oversees the strategy and operations of a network of more than 50 angel investors in Greenville, South Carolina and more than 200 investors in 11 local angel groups and two funds across the Carolinas.  Mr. Dunbar has been a member of our Board and the Bank Board since August, 2015. Mr. Dunbar also serves on the Board of Directors of the national Angel Capital Association and two startup companies. We believe that Mr. Dunbar’s business experience as well as his involvement in the community in which we conduct our business, qualify him to serve as one of our directors.

Stan M. Jeffress (age 71) is our former Chief Financial Officer and a retired Certified Public Accountant who was licensed in Tennessee, Mississippi, and Kentucky. Mr. Jeffress has been a member of our Board and the Bank Board since 2008. He has experience in both national and regional public accounting firms as well as in industry and banking. His most recent experience before retirement in 2009 was 16 years of service as Chief Financial Officer of the Bank. We believe that Mr. Jeffress’ financial experience and background, as well as his internal knowledge of our operations, qualify him to serve as one of our directors.

Roger D. Plemens (age 61) is our President and Chief Executive Officer (“CEO”). Mr. Plemens, who became President and CEO of the Company and the Bank in 2004, has served the Bank in various capacities, including mortgage officer, manager of mortgage lending, and Chief Lending Officer since joining the Bank in 1978. Mr. Plemens has been a member of our Board and the Bank Board since 2004. Mr. Plemens previously served on the Board of Trustees of Angel Medical Center and as a director of The North Carolina Bankers Association. Mr. Plemens currently serves on the boards of the Western Carolina University Foundation and Macon County Economic Development Commission. We believe that Mr. Plemens’ 39 years of banking experience, as well as his leadership experience, qualify him to serve as one of our directors.

TERM ENDING AS OF THE 2018 ANNUAL MEETING

Charles M. Edwards (age 56) is President and founder of C. Edwards Group, Inc. His company has existed for over 17 years as the operating company of McDonald’s Restaurants in Henderson, Transylvania and Haywood Counties. Mr. Edwards has been a member of our Board and the Bank Board since 2013. He is also the principal and managing member of Better Property Solutions, LLC and Wilson-Edwards Holdings, LLC, which are real estate management and holdings companies. He studied business at Blue Ridge Community College and the University of North Carolina at Asheville and has extensive business management experience. Prior to starting his own companies he served with McDonald’s Corporation as a consultant to hundreds of small business owners, with expertise in franchising, finance, operations, marketing, human resources, and site development. He served as president of McDonald’s Owner’s advertising association and he is the association’s Government Relations Chairperson, representing over 850 restaurants. He is heavily involved in the communities served by his businesses, served as Chairman of the Henderson County Chamber of Commerce, as a board member of the Henderson County Community Foundation, and serves on the Board of Directors for the Daniel Boone Boy Scout Council. He also chairs the City of Hendersonville’s Business Advisory Committee and serves on the Henderson County Planning Board. In 2016, Mr. Edwards was elected to serve in the North Carolina Senate. We believe his broad level of business experience, and strong sense of community qualify him to serve as one of our directors.

9

Jim M. Garner (age 64) is an insurance agent with The Wayah Agency, Inc., an independent insurance agency based in Franklin, North Carolina, which he owned until January 1, 2017. Mr. Garner has been a member of our Board and the Bank Board since 2006. Mr. Garner has been an independent insurance agent for 30 years, managing a variety of commercial and personal accounts as well as serving as a partner in various real estate investments. We believe that Mr. Garner’s business experience and his connections within our business community qualify him to serve as one of our directors.

Fred H. Jones (age 52) is President of Jones, Key, Melvin & Patton, P.A., a Franklin based law firm founded by his great-grandfather in 1878. Mr. Jones has been a member of our Board and the Bank Board since 2005. Jones was a Morehead Scholar at the University of North Carolina-Chapel Hill (1987). He has served as Chairman of the Board of Trustees of Angel Medical Center, and on the Boards of Directors of the Rabun Gap Nacoochee School, the Franklin Area Chamber of Commerce, Macon County Habitat for Humanity, and the Little Tennessee Watershed Association. Mr. Jones’ great-uncle was a founder of the Bank. We believe that Mr. Jones’ legal background and prior experience as a director qualify him to serve as one of our directors.

Except for Mr. Plemens, all members of the Board are “independent” as defined under the rules and listing standards of The NASDAQ Global Market. All members of the Compensation Committee, the Audit and Risk Management Committee (the “Audit Committee”) and the Corporate Governance and Nominating Committee (the “Governance Committee”) are “independent” as defined under the applicable rules and listing standards of The NASDAQ Global Market.

Who Serves on the Bank Board?

The Bank currently has an 11 member board of directors which is comprised of the same persons who are currently directors of the Company. Those persons elected to the Board at the Annual Meeting will also be elected by the Company as directors of the Bank.

How Much Common Stock do our Directors and Named Executive Officers Own?

The following table sets forth information as of March 31, 2017, concerning the beneficial ownership of shares of each director and each named executive officer who held office during 2016 and by all directors and named executive officers as a group. According to rules promulgated by the Securities and Exchange Commission (the “SEC”), a person is the “beneficial owner” of securities if the person has or shares the power to vote them or to direct their investment, or has the right to acquire ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security, or otherwise.

10

BENEFICIAL OWNERSHIP TABLE

Amount and Nature of Beneficial Ownership

Name	Shares Owned(1)	Stock Options Exercisable within 60 days of 3/31/17	Total Beneficial Ownership		Percentage of Class(2)
Ronald D. Beale(3)	6,020	2,380	8,400		*
David A. Bright(4)	23,791	5,740	29,531		*
Louis E. Buck, Jr.(5)	4,120	2,380	6,500		*
Adam W. Burrell, MD(6)(7)	19,424	2,380	21,804		*
R. Matt Dunbar	1,020	2,380	3,400		*
Charles M. Edwards	6,020	2,380	8,400		*
Craig A. Fowler(8)	1,200	0	1,200		*
Jim M. Garner(7)(9)	25,020	2,380	27,400		*
Carolyn H. Huscusson(10)	14,627	4,550	19,177		*
Stan M. Jeffress(11)	31,020	2,380	33,400		*
Fred H. Jones(12)	17,060	2,380	19,440		*
Beverly W. Mason(7)(13)	37,062	2,380	39,442		*
Roger D. Plemens(14)	24,022	13,790	37,812		*
Ryan M. Scaggs(15)	19,700	6,300	26,000		*
Directors and Named Executive Officers as a Group (14 total)(7)	202,106	51,800	253,906	(16)	3.9%

*	Represents less than 1% of the issued and outstanding shares.
(1)	Unless otherwise noted, all shares are owned directly of record or are shares for which the named individual has sole voting and investment power.
(2)	The percentage is based upon 6,455,145 shares outstanding as of March 31, 2017, and assumes the receipt of shares upon the vesting of restricted stock units within 60 days after March 31, 2017 and the exercise of stock options which are currently exercisable or which will become exercisable within 60 days after March 31, 2017, in each case with respect to each designated officer or director.
(3)	Includes 6,020 shares held jointly with his spouse.
(4)	Includes 21,246 shares held jointly with his spouse and 85 shares held by Mr. Bright as custodian for his son.
(5)	Includes 3,100 shares held jointly with his spouse.
(6)	Includes 1,476 shares held jointly with his spouse.
(7)	Includes 14,000 shares held by a Rabbi Trust over which the trustees, Ms. Mason and Messrs. Burrell and Garner, have shared voting and investment power.
(8)	Held jointly with his spouse.
(9)	Includes 11,020 shares held jointly with his spouse.
(10)	Includes 3,300 shares held by her spouse.
(11)	Includes 30,000 shares held jointly with his spouse.
(12)	Includes 4,300 shares held jointly with his spouse, 1,000 shares held by his son and 500 shares held by his daughter. Also includes 6,000 shares over which Mr. Jones exercises voting control as power of attorney.
(13)	Includes 4,242 shares held by Ms. Mason as custodian for her grandchildren.
(14)	Includes 20,000 shares held jointly with his spouse.
(15)	Includes 9,100 shares held jointly with his spouse.
(16)	Includes an aggregate of 51,800 stock options.
11

Security Ownership of Certain Beneficial Owners

The Exchange Act requires that any person who acquires the beneficial ownership of more than 5% of our common stock notify the SEC and us. Set forth below is certain information, as of March 31, 2017, regarding all persons or “groups,” as defined in the Exchange Act, who held of record or who are known to us to own beneficially more than 5% of our shares.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
EJF Capital, LLC 2107 Wilson Boulevard, Suite 410 Arlington, VA 22201	614,106	(2)	9.5%

FMR LLC 245 Summer Street, Boston, MA 02210	579,118	(3)	9.0%

(1)	Based upon a total of 6,455,145 shares of common stock outstanding as March 31, 2017.
(2)	Based on a Schedule 13G filed by EJF Capital, LLC on February 12, 2017.
(3)	Based on a Schedule 13G filed by FMR LLC on February 14, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the officers and directors of the Company and persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the SEC reports disclosing their initial ownership of shares, as well as subsequent reports disclosing changes in such ownership. To our knowledge, based solely on a review of copies of such reports furnished to us and written representations from officers and directors, except as hereafter disclosed, we believe that during the fiscal year ended December 31, 2016, all of our officers and directors complied with all applicable Section 16(a) filing requirements. Upon our acquisition of Old Town Bank on April 1, 2016, Charles D. Umberger, the former President and Chief Executive Officer of Old Town Bank, was appointed as an Executive Vice President and Chief Lending Officer of the Company. His appointment was disclosed in a Current Report on Form 8-K, filed with the SEC on April 1, 2016; however a Form 3 was not filed until May 16, 2016.

Executive Officers of the Company

During 2016, our executive officers were (ages as of March 31, 2017):

David A. Bright, CPA (age 46) is an Executive Vice President and our Chief Financial Officer. Mr. Bright is responsible for the accounting, financial reporting, and treasury areas. Prior to joining us in 2013, Mr. Bright was a Partner with KPMG LLP, specialized in the Financial Services industry. Mr. Bright joined KPMG LLP in 1992 and served in various capacities in the Greenville, South Carolina; Harrisburg, Pennsylvania; Richmond, Virginia; and Pittsburgh, Pennsylvania offices during his 21 year career. His experience includes working with a variety of community, regional and global banks as well as investment funds, insurance companies and broker-dealers. Mr. Bright holds a current CPA license in Pennsylvania and North Carolina, and inactive licenses in South Carolina, Virginia, New York and New Jersey. Mr. Bright has 25 years of experience in the banking industry.

12

Laura W. Clark (age 46) is an Executive Vice President and our Chief Risk Officer. Ms. Clark oversees the internal audit and compliance functions of the Bank and works closely with the Chief Technology Officer, Chief Credit Administration Officer, Security Officer and other Executive Management members to ensure appropriate risk management strategies are employed throughout the Bank to avoid, control, retain, or transfer identified risk exposures. She serves on the Technology, Business Continuity, Vendor Management, Compliance and Asset Liability (ALCO) Committees of the Bank. Prior to her appointment as Chief Risk Officer in 2013, she served as the Bank’s Compliance Officer since 2001. Ms. Clark has 25 years of banking experience.

Carolyn H. Huscusson (age 64) is an Executive Vice President and our Chief Retail Officer. Ms. Huscusson is responsible for overseeing the operation of our branch office network, as well as the marketing department and call center. Prior to joining the Bank in 1997, she was City Executive and Vice President at First Citizens Bank. Ms. Huscusson has 42 years of banking experience.

Roger D. Plemens (age 61) has been President and CEO of the Company and the Bank since 2004, and previously served the Bank in various capacities, including mortgage officer, manager of mortgage lending, and Chief Lending Officer since joining the Bank in 1978. Mr. Plemens has 38 years of banking experience. Mr. Plemens previously served on the Board of Trustees of Angel Medical Center and as a director of The North Carolina Bankers Association. Mr. Plemens currently serves on the boards of the Western Carolina University Foundation and Macon County Economic Development Commission.

Bobby D. Sanders, II (age 37) is an Executive Vice President and our Chief Credit Administration Officer. Mr. Sanders is responsible for commercial credit administration, residential mortgage loan underwriting and processing, consumer loan administration, loan operations, special assets, and collections. Prior to assuming his current role in 2013, he served as Director of Commercial Lending and Commercial Credit Administrator. Mr. Sanders has 13 years of banking experience.

Ryan M. Scaggs (age 42) is an Executive Vice President and our Chief Operating Officer. Mr. Scaggs is responsible for our deposit operations, facilities, human resources, information technology, and internal loan review departments. Prior to assuming the role of Chief Operating Officer in 2013, he served as Chief Financial Officer and Controller. Prior to joining the Bank in 2006, he was employed in various finance and accounting roles at Wachovia Bank and Bank of America. Mr. Scaggs has 19 years of banking experience.

Charles D. Umberger (age 67) is an Executive Vice President and our Chief Lending Officer. Mr. Umberger is responsible for directing our commercial lending efforts. Mr. Umberger was President and Chief Executive Officer of Old Town Bank prior to our acquisition of Old Town Bank in April, 2016. During his career he has held the positions of President, Chief Operating Officer, Executive Vice President and Senior Corporate Banking Executive. Mr. Umberger has 40 years of banking experience.

How Often Did our Board Meet During 2016?

The Board held 12 meetings in 2016. Each director attended at least 75% of the aggregate number of Board meetings held and the number of meetings held by all committees of the Board on which such director served. Our Corporate Governance Guidelines (“Governance Guidelines”) require that all directors are expected to attend the Annual Meeting.

13

How can you communicate with the Board?

We do not have formal procedures for shareholder communication with our Board. In general, our directors and officers are easily accessible by telephone, postal mail or e-mail. Any matter intended for the Board or any individual director can be directed to Roger D. Plemens, our President and CEO, at our principal executive offices located at 14 One Center Court, Franklin, North Carolina 28734. You also may direct correspondence to the Board or any of its members in care of the Company at the foregoing address. Your communication will be forwarded to the intended recipient unopened.

Code of Business Conduct and Ethics

We have had a written ethics code for many years. The Board conducts an annual review of the “Code of Business Conduct and Ethics” which applies to all directors, executives, officers and employees of the Company and its subsidiaries (the “General Code”), and the “Code of Business Conduct and Ethics for the President and CEO and Senior Financial Officers” which applies to our President and CEO and to our senior financial officers including our Chief Financial Officer and Chief Accounting Officer (the “Officer Code”). The General Code outlines many standards, including those related to addressing compliance with laws, regulations, policies and procedures; conflicts of interest; confidentiality; accuracy of financial statements and other records; and procedures for reporting violations of the General Code or any illegal or unethical business or workplace conduct. The Officer Code imposes additional standards on our President, CEO and senior financial officers concerning our accounting and financial reporting. Generally, the Officer Code requires those individuals to bring to the attention of the CEO and the Chief Financial Officer, and in certain circumstances, the Audit Committee, any material information which comes to their attention that (i) affects disclosures made by the Company in our public filings; (ii) demonstrates significant deficiencies in our internal controls; (iii) concerns fraud or a violation of the General Code by management or employees with a significant role in financial reporting, disclosure or internal controls; or (iv) involves a material violation of law, including securities laws. Under the Officer Code, the Board, or its designee, determines the appropriate actions to be taken in the event the Officer Code or the General Code is violated by our President, CEO or the senior financial officers, which actions may include termination of employment. The General Code and the Officer Code outline appropriate behavior for all employees. A “Whistleblower” provision is incorporated in the General Code and provides a mechanism for employees to anonymously report malfeasance, fraud, financial reporting abuses, etc. Employees are required to provide annual certifications stating their understanding of and compliance with the General Code. Copies of the General Code and the Officer Code are available on our website, www.entegrabank.com, under the heading Investor Relations.

Board Leadership Structure and Risk Oversight

The ultimate authority to oversee the business of the Company rests with the Board. Currently, the Board is led by an independent Chairman, and in his absence, an independent Vice Chairman. The role of the Board is to effectively govern the affairs of the Company for the benefit of its shareholders and, to the extent appropriate under North Carolina corporate law, other constituencies including employees, customers, suppliers and the communities in which it does business. The officers of the Company are elected from time to time by the Board or appointed from time to time by the President and CEO (to the extent that the President and CEO is authorized by the Board to appoint officers). The Company’s officers have responsibility for management of the Company’s operations. The Bank’s officers are appointed by the Bank Board.

14

It is our Chairman’s responsibility to lead the Board. Our President and CEO is responsible for leading our management team and the Company’s employees and operating the Company. We believe it beneficial to have an independent Chairman whose sole responsibility as a director is board leadership. We also believe it is one more method to create appropriate “checks and balances” in corporate governance.

In making the decision to appoint an independent Chairman, the Board considered the time demands on our President and CEO, particularly in the current economic environment. By having another director serve as Chairman, our President and CEO is able to focus all of his energy on managing our operations. By clearly delineating the role of the office of the Chairman, we believe we have limited any unnecessary duplication of effort between the CEO and the Chairman. We believe this governance structure results in strong, independent leadership of our Board.

Risk management is the responsibility of management and risk oversight is the responsibility of the Board. The Board administers its risk oversight function and also utilizes its committee structure, with each board committee being responsible for overseeing risk within its area of responsibility. Significant risk oversight matters considered by the committees are reported to and considered by the Board. Some significant risk oversight matters are reported directly to the Board, including matters not falling within the area of responsibility of any committee. Types of risk with the potential to adversely affect us include credit, interest rate, liquidity and compliance risks, as well as risks relating to our operations and reputation.

Directors keep themselves informed of the activities and condition of the Company and of the risk environment in which it operates by regularly attending Board and assigned board committee meetings, and by review of meeting materials, auditors’ findings and recommendations, and supervisory communications. Directors stay current on general industry trends and any statutory and regulatory developments pertinent to us by periodic briefings by executive management, counsel, auditors or other consultants, and by more formal director education, including attendance at regulator sponsored “Director’s Colleges,” banking industry conventions, and other similar programs. Directors are provided access to all training and given specific in-person training on items such as Regulation O, Bank Secrecy Act, and other banking guidance and regulations.

The Board oversees the conduct of our business and administers the risk management function by:

•	selecting, evaluating, and retaining competent executive management;
•	establishing, with executive management, our long- and short-term business objectives, and adopting operating policies to achieve these objectives in a legal and sound manner;
•	monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies;
•	overseeing our business performance; and
•	ensuring that we help to meet our communities’ credit needs.

These responsibilities are governed by a complex framework of federal and state law and regulation as well as regulatory guidelines applicable to our operations.

15

The Board has established committees in order to effectively divide risk monitoring responsibilities and capabilities. The Committees include: Audit, Compensation, Executive and Governance Committees. The Audit Committee, charged by the Board with the primary oversight responsibility for risk management, also oversees the integrity of financial reporting, compliance with laws and regulations, and the structure of internal control. The Compensation Committee provides oversight of executive compensation as well as other compensation programs for associates and bank officers. The Governance Committee assists in the establishment of principles for the Company and provides leadership on corporate governance matters. The Executive Committee studies and makes recommendations to the Board on matters related to setting the overall strategic direction for the preparation by the Company’s management of formal multi-year business plans. The Executive Committee may exercise, during intervals between meetings of the Board, all the powers and authority of the Board in directing the management of the business and affairs of the Company, except as otherwise provided in the Bylaws of the Company or by North Carolina law. In addition, the Bank Board has established the Directors Loan Committee. The Directors Loan Committee monitors credit risk.

In the day-to-day management of risk, management has established and implemented appropriate policies, procedures and risk assessment tools, and a defined organization and reporting structure. With respect to the organization and reporting structure, a hierarchy has been created which divides responsibility along functional lines of authority and further divides responsibilities efficiently and effectively into specific processes. The structure is further enhanced by providing the internal audit and loan review functions independent functional reporting responsibilities to the Audit Committee. Risk assessments have been created to properly identify and monitor risk for the Company either at an entity level or within specific types of business as appropriate.

Management has established internal management committees comprised of senior officers of the Bank to provide effective oversight at the management level. The committees include the Asset Liability Committee (ALCO), Credit Committee, Officers Loan Committee, Compliance Committee, Investment Committee, Pricing Committee and Security Committee. With respect to established risk tolerances, the Officers Loan Committee monitors all potential problem loans, the ALCO Committee monitors interest rate and liquidity risk and the Compliance Committee monitors regulatory risk.

The Board believes that the foundation for risk management is well-established and understood throughout the Company from the Board level down throughout the organization.

Diversity of the Board

The Governance Committee does not maintain a formal diversity policy with respect to the identification of nominees to the Board. Diversity in perspectives and backgrounds is just one of many factors considered by the Governance Committee in recommending director nominees each year. These factors are summarized in the Governance Guidelines available on our website, www.entegrabank.com, under the heading Investor Relations, and they are considered by the full Board prior to the nominees being approved. We believe that we have a broadly diverse board, benefiting our shareholders.

Related Party Matters.

The Audit Committee is charged with reviewing and approving all related party transactions of the Company or the Bank and our directors, executive officers and employees, other than transactions subject to Federal Reserve Regulation O. All material facts of such transactions and the employee’s or the director’s interest are discussed by all disinterested directors and a decision made as to whether the transaction is fair to the Company and the Bank. A majority vote of all disinterested directors is required to approve a related party transaction. The Bank Board routinely considers extensions of credit, direct and indirect, by the Bank to any executive officer or director, or any such person’s affiliates or immediate family members pursuant to Regulation O. Extensions are compared against market terms for similar transactions. The Board believes that all related party transactions with officers and directors are on terms comparable to those which would have been reached with unaffiliated parties at the time such transactions were made.

16

Board Committees

The Board has four standing committees: the Audit, Compensation, Governance and Executive Committees. The Bank Board has four standing committees, the Executive, Audit, Loan and Compensation Committees, on which Board members serve in their capacity as directors of the Bank.

Executive Committee. The Executive Committee held two meetings in 2016. The current members of the Executive Committee are Jim M. Garner (Chairman), Louis E. Buck, Jr., Fred H. Jones and Beverly M. Mason.

Audit Committee. We have a standing Audit Committee established in accordance with the Exchange Act. The Audit Committee is a joint committee of the Board and the Bank Board. The current members of the Audit Committee are Louis E. Buck Jr. (Chairman), Adam W. Burrell, MD, Charles M. Edwards, Craig A. Fowler and Stan M. Jeffress. The Audit Committee held eight meetings in 2016. Each of the members of the Audit Committee is “independent” as determined by the Board under the applicable rules and listing standards of The NASDAQ Global Market, Section 10A(m) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. In addition, the Board has determined that Dr. Buck is an “audit committee financial expert” within the meaning of applicable SEC regulations.

The Audit Committee’s primary responsibilities are to assist the Board and the Bank Board in overseeing the accounting and financial reporting processes, including the audits of the consolidated financial statements of the Company. The function of the Committee is oversight, including oversight of (i) the integrity of the financial reports and other financial information of the Company; (ii) compliance by the Company with legal and regulatory requirements; (iii) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Boards have established; (iv) the structure, staffing and performance of the Company’s internal audit function; (v) the independence and performance of the Company’s independent registered public accounting firm engaged to audit and review the Company’s financial statements; (vi) the risk management system; and (vii) the Company’s auditing, accounting and financial reporting processes generally.

In addition, the Audit Committee is responsible for overseeing management in establishing, implementing and operating a risk management system as well as reviewing and approving all related party transactions of the Company and the Bank and our directors, executive officers and employees, other than transactions subject to Federal Reserve Regulation O. The Audit Committee has also been appointed as our Qualified Legal Compliance Committee within the meaning of the SEC’s rules and regulations. As such, the Audit Committee is responsible for handling any reports of evidence of a material violation of the securities laws and conducting any investigation thereof that it deems appropriate. Further, the Audit Committee has been appointed to oversee treatment of, and any necessary investigation concerning, any employee complaints or concerns regarding our accounting and auditing matters.

On March 30, 2016, we conducted our annual review and approval of the Employee Complaint procedures for Accounting and Auditing Matters, which encourages any employee with such complaints or concerns to report them, anonymously if they desire, to the Chairman of the Audit Committee for investigation and appropriate corrective action, if necessary.

17

On March 30, 2016, the Audit Committee reviewed its Charter and determined that it was discharging its duties, as set forth therein. The Board also re-approved the Charter on March 30, 2016. A copy of the Charter is available on our website, www.entegrabank.com, under the heading Investor Relations.

Audit Committee Report. The Audit Committee has reviewed and discussed our audited consolidated financial statements with management and has discussed with Dixon Hughes Goodman LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committee, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from Dixon Hughes Goodman LLP prescribed by applicable requirements of the PCAOB regarding Dixon Hughes Goodman LLP’s communications with the Audit Committee concerning independence, and has discussed with Dixon Hughes Goodman LLP its independence in providing audit services to us. Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Audit Committee
Louis E. Buck Jr. (Chairman)
Adam W. Burrell, MD
Charles M. Edwards
Craig A. Fowler
Stan M. Jeffress

Governance Committee. The Governance Committee held four meetings in 2016. The current members of the Governance Committee are Beverly W. Mason (Chair), Ronald D. Beale, Louis E. Buck, Jr. and Adam W. Burrell, MD. Each member of the Governance Committee is “independent” as determined by the Board under the rules and listing standards of The NASDAQ Global Market. The primary responsibilities of the Governance Committee are to (i) identify and recommend qualified individuals to the Board for nomination as members of the Board and its committees; (ii) recommend to the Board the slate of director nominees to be elected by our shareholders; (iii) recommend directors to be elected by the Board to fill any vacancies on the Board; (iv) develop and recommend to the Board a set of corporate governance principles applicable to the Company; (v) recommend to the Board the slate of director nominees to be elected to the Bank Board; and (vi) oversee the evaluation of the Board and its committees.

The Governance Guidelines comply with certain corporate governance rules of the Financial Industry Regulatory Authority (FINRA) and are applicable to companies whose stock is listed for trading on The NASDAQ Global Market. The Governance Guidelines contain various provisions related to the functions of the Board, including (i) the composition and size of the Board; (ii) meeting attendance, meeting preparation requirements and other responsibilities of directors; (iii) the composition of Board committees; (iv) the role of the Board with respect to management; (v) director orientation and continuing professional development; (vi) periodic evaluations of corporate guidelines; and (vii) annual self-evaluations with the Governance Committee to determine whether the Board and its committees are functioning effectively and in compliance with the Governance Guidelines. The Governance Guidelines also set forth our retirement policy, which currently provides that no director may stand for election to the Board except in compliance with the age requirements of our Bylaws, absent unusual circumstances and pursuant to a waiver of the Bylaw provision approved by the Board. Our Bylaws provide that no person other than the incumbent directors at the time of our mutual-to-stock conversion on September 30, 2014 (“Excepted Directors”) will be eligible to stand for election as a director after he or she shall have attained the age of 65, and, except for Excepted Directors, a director who attains the age of 70 shall retire from the Board at the end of the term for which the director was elected.

18

The Governance Committee reviewed the Governance Guidelines during 2016 and the Board approved the Governance Guidelines on February 23, 2017 approving certain minor changes made by the Governance Committee. A copy of the Governance Guidelines is available on our website, www.entegrabank.com, under the heading Investor Relations.

The Governance Committee has a written Charter. The Governance Committee reviewed its Charter in 2016. The Governance Committee determined that it was discharging its duties as set forth in the Charter and recommended to the Board approval of the Charter. The Board also re-approved the Charter on February 23, 2017. A copy of the Charter is available on our website, www.entegrabank.com, under the heading Investor Relations.

Selection of Nominees for the Board. The Governance Committee generally identifies new director candidates through its network of contacts, but may also engage a professional search firm (though to date no such an engagement has been made). The Board has established a specific set of minimum qualifications or skills that must be met by any individual member of, or nominee to, the Board:

•	the highest ethics, integrity and values;
•	outstanding personal and professional reputations;
•	professional experience and personal expertise that add value to the work of the Board as a whole;
•	the ability to exercise independent business judgment;
•	freedom from conflicts of interest;
•	demonstrated leadership skills; and
•	the willingness and ability to devote the time necessary to perform the duties and responsibilities of a director.

The Governance Committee will meet to discuss and consider each potential candidate’s qualifications (including whether the candidate is “independent” under applicable rules and listing standards) and consider the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes. The Governance Committee then chooses each candidate to be recommended to the Board as a nominee. In the case of an incumbent director, the Governance Committee also considers such director’s overall service to the Company, including the number of meetings attended, level of participation and quality of performance.

The Board as a whole is ultimately responsible for selecting nominees for election as directors. In discharging this responsibility, the Board will consider the nature of the expertise and experience required for the performance of the duties of a director of a corporation engaged in the Company’s business and such matters as the nominee’s relevant business and industry experience, residence, professional background, age, current employment, community service and other board service. This review also takes into account the nominee’s level of financial literacy.

19

The Governance Committee’s policy regarding consideration of candidates recommended by shareholders is set forth in the Company’s Bylaws. If a shareholder desires to recommend a nominee, the shareholder must send a notice to the Secretary of the Company setting forth the following information: (i) the name, age, business address, residence address (if known), social security number (if known) and telephone number of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the nominee’s qualifications to serve as director; (iv) an executed written consent of the nominee to serve as a director of the Company if so elected; (v) the number and class of capital shares of the Company beneficially owned by each such nominee; (vi) the name and record address of the shareholder making the nomination; (vii) the class, series, and number of the Company’s shares that are owned of record or beneficially by the shareholder making the nomination; (viii) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the nominee; (ix) a description of all arrangements or understandings between the shareholder and such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; and (x) any material interest of the shareholder in the proposed nomination. The Secretary will deliver all such notices to the Governance Committee for review and consideration in accordance with the minimum qualifications described above. The Governance Committee will then make a recommendation to the Board as to whether such candidate should be nominated for election as a director, and the Board will thereafter make its determination as to whether such candidate should be nominated for election as director.

Compensation Committee. The Compensation Committee held nine meetings in 2016. The current members of the Compensation Committee are Fred H. Jones (Chairman), Louis E. Buck, Jr., Charles M. Edwards and Stan M. Jeffress. Each member of the Compensation Committee is “independent” as determined by the Board under the rules and listing standards of The NASDAQ Global Market. Additionally, each member qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The primary responsibilities of the Compensation Committee are to assist the Board in (i) determining appropriate compensation levels for our directors and executive officers; (ii) evaluating officer, board and employee incentive compensation plans, policies, and programs; (iii) reviewing benefit plans for officers and employees; and (iv) reviewing an annual discussion and analysis of executive compensation for inclusion in the Company’s proxy statement, if applicable.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. Mr. Plemens, our President and CEO, recommends the base salaries of those executive officers who report directly to him, including Mses. Clark and Huscusson and Messrs. Mr. Bright, Scaggs, Sanders and Umberger. In turn, these executive officers are responsible for recommending the base salaries of those officers who report directly to them. Mr. Plemens does not participate in the Compensation Committee’s discussion or decisions regarding his own compensation.

The Compensation Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. In 2014, the Compensation Committee retained the services of Pearl Meyer & Partners LLC (“Pearl Meyer”), an independent compensation consulting firm, to provide advice and guidance on the design of an equity compensation plan. In 2014 and 2015, Pearl Meyer provided information concerning stock-based incentive practices, focusing on common practices for mutual conversions, and advised the Compensation Committee on an equity compensation plan designed to improve the ability of Company to compete with its peer group. At this time, Pearl Meyer also reviewed the compensation for the Company’s President and CEO, his direct reports and the Company’s non-employee directors, and compared the Company’s executive and non-employee director compensation practices relative to its peers. Based on peer group data for similarly-sized banks and thrifts, Pearl Meyer made recommendations to the Compensation Committee on 2016 compensation levels. In 2016, the Compensation Committee retained the services of Meridian Compensation Partners, LLC (“Meridian”) to review of the Company’s executive and director compensation practices in order to assist the Compensation Committee in setting 2017 compensation levels. These independent assessments provided the Compensation Committee with information from which to assess the effectiveness of the Company’s compensation programs and make informed compensation decisions.

20

Meridian and Pearl Meyer each reported directly to the Compensation Committee and do not provide any other services to the Company. The Compensation Committee analyzed whether the work of the compensation consultants raised any conflict of interest, taking into consideration the following factors, among others: (i) whether the consultants provide other services to the Company; (ii) the amount of fees paid to the consultants by the Company, expressed as a percentage of their total revenue; (iii) the consultants’ policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the consulting firms or the individual compensation advisors employed by the firms with the Company’s executive officers; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) whether any shares of the Company’s common stock are owned by the consulting firms or the individual compensation advisors employed by the firms. The Compensation Committee determined, based on its analysis of the above factors, among others, that the work of Meridian and Pearl Meyer, including the individual compensation advisors employed by the firms as compensation consultants to the Company, did not create any conflict of interest.

The Compensation Committee administers the Entegra Financial Corp. 2015 Long-Term Stock Incentive Plan (the “2015 Long-Term Stock Incentive Plan”), which was approved by the Company’s shareholders at the 2015 Annual Meeting of Shareholders. The Compensation Committee selects participants for the 2015 Long-Term Stock Incentive Plan and determines (subject to the terms of the plan) the type, timing, pricing, vesting and amount of awards to be granted under those plans.

The Compensation Committee also administers the Entegra Bank Incentive Plan (the “Bank Incentive Plan”), which was initially established by the Board in January, 2015 to provide cash rewards for achieving shorter-term goals and provide balance to longer-term incentive awards. The Compensation Committee selects participants for the Bank Incentive Plan and determines (subject to the terms of the plan) the awards, performance criteria, payouts and other terms and conditions.

On January 19, 2017, the Compensation Committee reviewed its written Charter. The Compensation Committee determined that it was discharging its duties as set forth in the Charter and recommended the Board re-approve of the Charter. The Board re-approved the Charter on January 19, 2017. A copy of the Charter is available on our website, www.entegrabank.com, under the heading Investor Relations.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee were employed by the Company or any of its subsidiaries during 2016. Mr. Jeffress served as Chief Financial Officer of the Bank for 16 years until his retirement in 2009. As more fully disclosed in the section entitled “– Certain Relationships and Related Transactions”, Mr. Jones’s law firm provides legal services from time to time to the Bank. None of our executive officers serve on the compensation committee or as a director of another entity of which an officer or director of such other entity serves on our Compensation Committee.

21

Compensation Committee Report. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management and has recommended that it be included in this Proxy Statement and our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2016.

Compensation Committee
Fred H. Jones (Chairman)
Louis E. Buck , Jr.
Charles M. Edwards
Stan M. Jeffress

Compensation Discussion and Analysis

In this section, we will give an overview of our compensation program, the material compensation decisions we have made under the program and the material factors that we considered in making those decisions. Following this discussion, in the section entitled “– Executive Compensation,” we provide a table containing specific information about the compensation earned for the fiscal years indicated, by the following officers, who are known as our “named executive officers:”

•	Roger D. Plemens, President and CEO;
•	David A. Bright, Executive Vice President and Chief Financial Officer;
•	Carolyn H. Huscusson, Executive Vice President and Chief Retail Officer; and
•	Ryan M. Scaggs, Executive Vice President and Chief Operating Officer.

Objectives and Overview of the Compensation Program. Our executive compensation policies are designed to establish an appropriate relationship between executive pay and our annual and long-term performance to reflect the attainment of short- and long-term financial performance goals and to enhance our ability to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

•	to attract and retain key executives who are vital to our long-term success and are of the highest caliber;
•	to provide levels of compensation competitive with those offered to community banks in the Southeast and consistent with our level of performance;
•	to motivate executives to enhance our long-term financial performance; and
•	to integrate the compensation program with our annual and long-term strategic planning and performance measurement processes.

We consider a variety of subjective and objective factors in determining the compensation package for individual executives, including (i) the performance of the Company as a whole, with emphasis on annual performance factors and long-term objectives; (ii) the responsibilities assigned to each executive; and (iii) the performance of each executive of assigned responsibilities as measured by our progress during the year.

Compensation Program Elements. Our compensation program focuses primarily on the following components in forming the total compensation package for our named executive officers: base salary; cash bonuses under employment agreements; incentive compensation payments under the Bank Incentive Plan; equity-based compensation under the 2015 Long-Term Stock Incentive Plan; matching contributions under the 401(k) Plan; deferred compensation, retirement and other benefits.

22

Base Salary. The purpose of base salary is to create a secure base of cash compensation for our employees, reflecting each employee’s level of responsibilities. Salary levels are designed to be competitive within the banking and financial services industries in the Southeast. In setting salary levels, we regularly evaluate current salary levels by surveying similar institutions in North Carolina, South Carolina, Georgia and the Southeast. The survey analysis focuses primarily on asset size, nature of ownership, type of operation and other common factors.

Employment Agreements. In 2014, we entered into employment agreements with Roger D. Plemens, our President and CEO, Ryan M. Scaggs, our Chief Operating Officer, and David A. Bright, our Chief Financial Officer (each an “Employment Agreement” and collectively, the “Employment Agreements”). Mr. Plemens’ Employment Agreement provides for an initial annual base salary of $325,000 and for an initial term of employment of three years. The Employment Agreements for Messrs. Scaggs and Bright provide for an initial base salary of $185,000 and $180,000, respectively, and a term of employment of 30 months and 24 months, respectively. Upon the first anniversary of each Employment Agreement and each subsequent anniversary, the term will be automatically extended, if not earlier terminated, for a period of one year unless written notice from us or the executive is provided within a prescribed period prior to the expiration of the then remaining term stating that the term of employment under the Employment Agreement will not be further extended. Each Employment Agreement provides that the base salary will be reviewed by the Board not less often than annually.

The Employment Agreements provide that the executives are entitled to participate in our (i) executive management incentive plans; (ii) stock option, stock grant, management stock right recognition and similar plans; and (iii) all savings, deferred compensation, pension and retirement plans (including supplemental retirement plans), practices, policies and programs applicable generally to our senior executive employees.

The Employment Agreements also provide that the executives and their families will be eligible for participation in and will receive all benefits under all of our welfare benefit plans, practices, policies and programs (including, without limitation, medical, hospitalization, prescription, dental, disability, employee life, group life, accidental death and dismemberment, and travel accident insurance plans and programs) to the extent applicable generally to our senior executive employees. Each of the executives are entitled to receive prompt reimbursement for all reasonable expenses incurred by them in accordance with our policies, practices and procedures, to the extent applicable generally to members of our senior executive management. In addition, each of the executives are entitled to fringe benefits in accordance with our plans, practices, programs and policies in effect for our senior executive employees, including, but not limited to, paid vacation, disability, sick and other leave specified in our employment policies.

Each executive’s employment with us will terminate automatically upon death. Otherwise, we may terminate employment for Cause, Without Cause (subject to certain payments and vested rights) and/or if we determine in good faith that a Disability has occurred, after notice of such determination. Also, each of Messrs. Plemens, Scaggs and Bright may terminate his employment voluntarily or for Good Reason (subject to certain payments and vested rights). The terms Cause, Without Cause, Disability and Good Reason are each defined in the Employment Agreements.

23

In the event Mr. Plemens is terminated in connection with a Change in Control (defined below), either 90 days prior to, or within 12 months following, he will be entitled to receive a severance payment in an amount equal to 2.99 times his average annual compensation as calculated for purposes of Section 280G of the Code. The severance payment will be paid in six semi-annual installments. In addition, Mr. Plemens is entitled to receive, for a period of up to two years following the termination, certain medical benefits for him and/or his family at least equal to those which would have been provided to him and/or his family if his employment had not been terminated.

In the event either Mr. Scaggs or Mr. Bright is terminated in connection with a Change in Control, either 90 days prior to, or within 12 months following, he will be entitled to receive a severance payment in an amount equal to 2.5 times and 2.0 times, respectively, his average annual compensation as calculated for purposes of Section 280G of the Code. Any such severance payment will be paid to Mr. Scaggs in five semi-annual installments, and to Mr. Bright in four semi-annual payments. In addition, Messrs. Scaggs and Bright will each be entitled to receive, for a period of up to one year following termination, certain medical benefits for him and/or his family at least equal to those which would have been provided to him and/or his family if his employment had not been terminated.

For purposes of the Employment Agreements a “Change in Control” will occur on the date (i) either (a) a person acquires (or has acquired during the preceding 12 months) ownership of our stock possessing 30% or more of the total voting power of our common stock, or (b) a majority of our Board is replaced during any 12-month period by directors whose election is not endorsed by a majority of the members of our Board prior to such election; (ii) a person acquires (or has acquired during the preceding 12 months) our assets that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all our assets immediately prior to such acquisition; or (iii) a person acquires ownership of our common stock that, together with common stock previously held, constitutes more than 50% of the total fair market value or total voting power of our common stock, provided that such person did not previously own 50% or more of the value or voting power of our common stock.

Each Employment Agreement also restricts the executives from competing against us, or soliciting our customers or employees, for a period of time following a termination of employment.

Severance and Non-Competition Agreement. We have entered into a severance and non-competition agreement with Carolyn H. Huscusson, our Chief Retail Officer (the “Severance Agreement”), as well as and with certain other employees of the Bank. The Severance Agreement is an agreement of severance benefits, payable in certain circumstances and not an agreement of employment for any period of time. The Severance Agreement provides for severance benefits if we terminate her without Cause or if she terminates employment for Good Reason (as defined in the Severance Agreement). These severance benefits consist of accrued benefits earned through the date of termination, payment in three semi-annual installments of an amount equal to 1.75 times Ms. Huscusson’s base salary, and certain medical benefits for her and her family for a period of up to one year following termination. In exchange, the Severance Agreement restricts Ms. Huscusson from competing against us, or soliciting our customers or employees, for a period of time following a termination of employment.

2015 Long-Term Stock Incentive Plan. Under the 2015 Long-Term Stock Incentive Plan, the Compensation Committee has the flexibility to grant non-qualified stock options, incentive stock options (“ISOs”), rights to receive shares of common stock at a future date or dates (“Restricted Stock Units”), restricted shares of the Company’s common stock, and/or performance units having a designated value to key employees who, in the judgment of the Compensation Committee, are in a position to materially affect our overall success by reason of the nature and extent of their duties. In deciding upon awards and grants to an executive officer, the Compensation Committee considers a number of factors, including our operating performance, the executive officer’s prior contributions and potential to contribute in the future, and practices of other financial institutions of similar size with respect to comparable awards and grants, although none of these factors is individually determinative. During 2015, a total of 111,600 Restricted Stock Units and 260,400 ISOs were granted to key employees. These awards vest in five equal annual installments beginning on November 30, 2016, the first anniversary of the grant date. During 2016, a total of 21,200 Restricted Stock Units and 45,500 ISOs were granted to key employees. These awards vest in five equal annual installments beginning on February 19 and May 27, 2017, the first anniversary of the grant dates.

24

Bank Incentive Plan. In 2015, the Bank established an incentive plan, the purpose of which is to reward employees for achieving goals set by the Compensation Committee. The Plan is administered by the Compensation Committee, which typically makes its determinations regarding eligibility, participation, awards, performance criteria, payouts and other terms and conditions within 90 days of the commencement of a performance period.

Deferred Compensation, Retirement and Other Benefits

401(k) Plan. The Entegra Bank 401(k) Retirement Plan (the “401(k) Plan”) is a tax-qualified defined contribution plan designed to provide eligible employees of the Bank a vehicle for increasing their retirement savings. After 30 days of employment, each Bank employee is eligible to participate in the 401(k) Plan after attaining the age of 21. Once eligible, each employee may participate on the first day of the calendar quarter following the employee’s first 30 days of employment. All of the named executive officers participated in the 401(k) Plan on the same basis as all other eligible employees of the Bank. Each eligible employee of the Bank can elect to contribute on a pre-tax basis to the 401(k) Plan a minimum of 1% of his or her compensation, up to the maximum allowed by law. The Bank matches an employee’s contribution at 100% of each eligible employee’s pre-tax contributions on the first 3% of contributions and 50% on the next 3% of contributions, with a maximum aggregate match of 4.5%. The matching contributions for the named executive officers were based on a formula contained in the terms of the 401(k) Plan and were not related the Company’s, the Bank’s or the individual officer’s performance for the year.

Salary Continuation Agreements. On June 23, 2003, the Bank entered into a salary continuation agreement with Roger D. Plemens. On November 6, 2007, the Bank entered into a salary continuation agreement with Carolyn H. Huscusson. The salary continuation agreements promise a fixed benefit for each executive beginning at age 65 and continuing for a period of 18 years. Under the salary continuation agreements, the annual benefit for Mr. Plemens is $110,901, and $60,900 for Ms. Huscusson. The salary continuation agreements provide for a reduced benefit in the case of early termination before the normal retirement age or in the case of termination because of disability, but in both cases benefits do not become payable until the executive attains age 65. The early termination benefits are subject to a vesting schedule, with benefits vesting annually in 20% increments. Employee entitlements under the salary continuation agreements are contractual liabilities of the Bank and are not funded. The Bank has accrued the present value of these liabilities associated.

If a change in control of the Bank occurs, benefits are determined as if the executives had reached age 65 at the time of the change in control. The payments do not begin, however, until the executives actually attain age 65. Benefits are not payable to an executive if his or her employment is terminated for cause.

Executive Split Dollar Life Insurance Agreements. The Bank owns insurance policies on the lives of Mr. Plemens and Mr. Jeffress. On April 14, 1999, the Bank entered into endorsement split dollar agreements with each of Mr. Plemens and Mr. Jeffress, under which the Bank (i) pays the premiums associated with such policies and (ii) agrees to share a portion of the death benefits payable under the life insurance policies with the beneficiary designated by the insured. When the insured dies, the Bank will be entitled to an amount equal to the greater of (i) the cash value of the policy, (ii) the aggregate premiums paid on the policy by the Bank less any outstanding indebtedness to the insurer, or (iii) the total death proceeds less the sum as set forth in the agreement to be paid to the designated beneficiary (the “Beneficiary Amount”). The Beneficiary Amount is $1,450,000 for Mr. Plemens’ policy, and $375,000 for Mr. Jeffress’ policy. As of December 31, 2016, the death benefit for Mr. Plemens’ policy was $5,479,482, and $3,287,798 for Mr. Jeffress’ policy.

25

If Mr. Plemens is terminated for cause, he will forfeit his right to appoint a beneficiary to receive the Beneficiary Amount. If Mr. Plemens’ employment is terminated as a consequence of disability or upon retirement on or after age 65, the Bank will continue to pay the premiums on the insurance policy and Mr. Plemens will continue to have the right to appoint a beneficiary to receive the Beneficiary Amount. If Mr. Plemens’ employment is terminated for any other reason, the Bank will not continue to pay premiums on the policy and Mr. Plemens will have 30 days within which he may purchase the policy from the Bank for its cash value. If he does purchase the policy, the Bank may continue or terminate the policy in its sole discretion.

Mr. Jeffress became a director of the Company and the Bank in January 2008, and retired as our Chief Financial Officer in January 2009. The Board determined to continue to pay the premiums on Mr. Jeffress’ policy and allow him to appoint a beneficiary of the Beneficiary Amount.

Executive Survivor Income Agreements. The Bank owns insurance policies on the lives of Ryan M. Scaggs, Carolyn H. Huscusson and David A. Bright. The entire death benefit is payable to the Bank, and from which the executive’s beneficiary is entitled to receive a $100,000 death benefit, if the executive is employed by the Bank at the time of his or her death.

Long Term Capital Appreciation Plan. The Bank adopted a long term capital appreciation plan in 1998 to provide benefits to directors and executive officers (the “CAP Plan”). The CAP Plan was frozen effective as of February 28, 2011.

The CAP Plan was designed with the following components:

•	The CAP Plan allowed participants to defer directors’ fees and any other cash compensation on a pre-tax basis. Participant deferrals were 100% vested and accrued earnings based upon the Bank’s return on equity.
•	The Board awarded capital appreciation rights to participants in the Plan as a substitute for stock options which, as a mutual organization, were not available before the Company’s stock offering and the mutual-to-stock conversion of Macon Bancorp. Capital appreciation rights provided a benefit determined by the appreciation in the book value of the Bank from the date of an award through the date of the participant’s termination from the Bank. Capital appreciation rights vested incrementally at 10% per year after July 1, 1998, and were forfeited if a participant was terminated for cause. Capital appreciation rights vested 100% upon a participant’s death, disability or upon a change in control of the Bank.

Benefits are paid upon termination from the Bank. A participant’s account balance is determined at that time, and payments begin the first day of the month following termination. Historically, once a participant was terminated or retired, the account balance accrued interest at a rate of 8.0% per annum until paid in full. Once the CAP Plan was frozen, only participants in “pay status” continued to earn interest on their unpaid balance. Effective April 1, 2016, the CAP Plan was amended to permit, but not require, all participants to direct the investment of their accounts under the CAP Plan in selected investment funds and/or shares of our common stock as measures of the return to be paid to them on amounts deferred or otherwise contributed on their behalf under the CAP Plan. Approximately 40% of the participant balances selected this option. Participants who were in “pay status” at the time the CAP Plan was frozen are also permitted to make an irrevocable election to retain the 8.0% per annum fixed rate of return currently paid on their accounts under the CAP Plan. Approximately 60% of the participant balances elected to retain this option.

26

Benefits are paid on a monthly basis for a period of five years unless otherwise elected by the participants. Participants may elect to have their payments made in monthly installments over any period between five and 10 years. Participants can also elect a lump sum form of payment to be paid in any year from the second to the tenth year following termination. Benefits are paid in a lump sum upon a change in control of the Bank or, if the executive elects, over a period of five to 10 years. If a participant dies while his account is in “pay status” the remaining balance of his account is paid to his beneficiary within 60 days of the participant’s death.

Mr. Plemens, Ms. Huscusson and Mr. Scaggs are participants in the CAP Plan; however, only Mr. Plemens and Ms. Huscusson have positive account balances. In anticipation of the payouts becoming due under the CAP Plan, the Bank purchased life insurance to help pay for the costs associated thereunder. The Bank has funded the present value of all liabilities associated with the CAP Plan in a Rabbi Trust, regardless of whether participants elected to direct the investment of their funds in selected investment options.

Other Benefits. Executive officers are entitled to participate in fringe benefit plans offered to all employees including health and dental insurance plans and life, accidental death and dismemberment and long-term disability plans.

27

Summary Compensation Table. The following table shows, for the fiscal years indicated, the cash compensation we paid, as well as certain other compensation paid or accrued for those years, to our named executive officers for services in all capacities.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards(1)(2)	Option Awards(1)(3)	Nonequity Incentive Plan Compensation(4)	All Other Compensation($)(5)	Total($)
Roger D. Plemens	2016	360,000	—	—	—	62,712	35,102	457,814
President and CEO	2015	348,600	—	548,153	238,567	41,832	35,486	1,212,638

Ryan M. Scaggs	2016	209,000	—	—	—	36,408	21,823	267,231
Executive Vice President and	2015	201,000	—	250,425	108,990	24,120	22,904	607,439
Chief Operating Officer

Carolyn H. Huscusson	2016	167,300	—	—	—	29,144	20,302	216,746
Executive Vice President and	2015	160,000	—	180,863	78,715	19,200	20,519	459,297
Chief Retail Officer

David A. Bright(3)	2016	196,000	—	—	—	34,143	22,201	252,344
Executive Vice President and	2015	187,500	—	228,165	99,302	22,500	19,982	557,449
Chief Financial Officer

(1)	Stock awards and option awards vest in five equal installments beginning on November 30, 2016, the first anniversary date of the grant.
(2)	Amounts reflect the aggregate grant date fair value of the Restricted Stock Units granted during the year indicated, computed in accordance with Financial Accounting Standards Board ASC Topic 718 (“Topic 718”). The amounts were calculated based on the closing price for the Company’s common stock on the day prior to the grant date, which was $18.55.
(3)	Amounts reflect the aggregate grant date fair value of the stock options granted during the year indicated, computed in accordance with Topic 718, based on a fair value of $3.46 per option. For further information on the assumptions used to compute the grant date fair value, see note 20 of the notes to the consolidated financial statements. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, the value realized by an executive officer may not be at or near the grant date fair value estimated above.
(4)	Represents incentive awards paid or accrued for services performed in the applicable year pursuant to the Bank Incentive Plan.
(5)	The amounts reported in “All Other Compensation” are comprised of the items listed in the following table:

Name	Year	Director Fees ($)	Employer 401(k) Match($)	Paid Time Off($)(1)	Premiums Paid on Supplemental Income Protection($)	Premiums Paid on Long Term Disability Insurance($)	Premiums Paid on Group Life Insurance($)	Premiums Paid on Group Health Insurance($)	Split Dollar Death Benefit($)
Roger D.	2016	—	13,807	6,923	1,624	858	360	7,760	3,770
Plemens	2015	—	11,976	10,056	1,624	975	395	7,110	3,350

Ryan M.	2016	—	9,026	4,019	—	716	302	7,760	—
Scaggs	2015	—	8,893	5,798	—	784	319	7,110	—

Carolyn H.	2016	—	7,389	3,217	1,119	574	243	7,760	—
Huscusson	2015	—	6,796	4,615	1,119	624	255	7,110	—

David A.	2016	—	9,715	3,769	—	673	284	7,760	—
Bright	2015	—	8,237	3,606	—	731	298	7,110	—

(1)	Represents amount paid to the named executive officer in lieu of unused accrued “paid time off”.
28

Outstanding Equity Awards at Fiscal Year-End. The following table provides information concerning outstanding equity awards for each named executive officer as of December 31, 2016.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options
Name	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Roger D. Plemens	13,790	55,160	18.55	11/30/25	23,640	486,984
Ryan M. Scaggs	6,300	25,200	18.55	11/30/25	10,800	222,480
Carolyn H. Huscusson	4,550	18,200	18.55	11/30/25	7,800	160,680
David A. Bright	5,740	22,960	18.55	11/30/25	9,840	202,704

(1)	Represent outstanding awards that vest in four equal installments on November 30, 2017, November 30, 2018, November 30, 2019, and November 30, 2020.
(2)	Based on the closing price of the Company’s common stock ($20.60) on December 31, 2016.
29

Director Compensation

The following table shows, for the year ended December 31, 2016, the cash compensation paid by us, as well as certain other compensation paid or accrued for the year ended December 31, 2016, to directors who are not named executive officers.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	All Other Compensation ($)(4)	Total ($)
Ronald D. Beale	19,000	—	—	—	19,000
Louis E. Buck, Jr.	26,500	—	—	—	26,500
Adam W. Burrell, MD	21,500	—	—	—	21,500
R. Matthew Dunbar	23,000	—	—	—	23,000
Charles M. Edwards	23,000	—	—	—	23,000
Craig A. Fowler	9,625	92,310	36,176	—	138,111
Jim M. Garner	34,000	—	—	—	34,000
Stan M. Jeffress(5)	22,000	—	—	2,633	24,633
Fred H. Jones	33,000	—	—	—	33,000
Beverly W. Mason	26,500	—	—	—	26,500

(1)	Stock awards and options vest in five equal annual installments beginning on October 25, 2017, the first anniversary of the grant date.
(2)	Amounts reflect the aggregate grant date fair value of the Restricted Stock Units granted during the year indicated, computed in accordance with Topic 718. The amounts were calculated based on the closing price for the Company’s common stock on the day prior to the grant date, which was $18.10. At December 31, 2016, Mr. Fowler held 5,100 unvested Restricted Stock Units.
(3)	Amounts reflect the aggregate grant date fair value of the stock options granted during the year indicated, computed in accordance with Topic 718, based on a fair value of $3.04 per option. For further information on the assumptions used to compute the grant date fair value, see note 20 of the notes to the consolidated financial statements. The actual value, if any, realized by a director from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, the value realized by a director may not be at or near the grant date fair value estimated above. At December 31, 2016, Mr. Fowler held 11,900 unvested stock options.
(4)	For Mr. Jeffress, the amount represents split dollar imputed income of $2,633.
(5)	For Mr. Jeffress, the amounts do not include $98,973 paid under Mr. Jeffress’ Supplemental Executive Retirement Plan, which he earned during his previous employment with the Bank.

Directors’ Fees and Practices

During the year ended December 31, 2016, our directors received retainers in exchange for their service on our Board, the Bank Board and their committees. For serving on the Board and the Bank Board, each of our directors received a base retainer of $18,000, while Mr. Jones and Mr. Garner each received an additional $5,000 as Chairman of our Board and the Bank Board, respectively. For serving on the Loan Committee, each member received a retainer of $5,000, while Mr. Garner received an additional $2,500 as Chairman of the Loan Committee. For serving on the Audit Committee, each member received a retainer of $2,500, while Dr. Buck received an additional $2,000 as the Chairman of the Audit Committee. For serving on the Compensation Committee, each member received a retainer of $1,500, while Mr. Jones received an additional $2,000 as the Chairman of the Compensation Committee. For serving on the Governance Committee, each member received a retainer of $1,000, while Ms. Mason received an additional $1,000 as the Chair of the Governance Committee.

30

Director Survivor Income Agreements

The Bank has purchased insurance policies on the lives of eight of our directors. The entire death benefit is paid to the Bank, which then pays the director’s beneficiary a $100,000 death benefit within 60 days of receipt of the death certificate. If a director is terminated from our Board, the death benefit is forfeited.

Long Term Capital Appreciation Plan

As discussed above, under “– Deferred Compensation, Retirement and Other Benefits,” the CAP Plan provides benefits to directors as well as executives. The following directors are participants in the CAP Plan: Ronald D. Beale, Jim M. Garner, Fred H. Jones, Beverly W. Mason and Roger D. Plemens.

Long Term Care Insurance

Prior to 2016, the Bank purchased multi-year long term care insurance policies for the benefit of certain of its directors and their spouses.

Certain Relationships and Related Transactions

Certain directors, nominees for director and executive officers of the Company, companies with which directors, nominees for director and executive officers are associated, and/or the immediate family members of directors, nominees for director and executive officers of the Company are customers of the Bank and as such may from time to time borrow funds from the Bank within prescribed limitations, including those imposed by Section 402 of the Sarbanes-Oxley Act of 2002. Any such loans and commitments are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company or the Bank, and do not involve more than the normal risk of collectability or present to the Bank other unfavorable features.

Until January 1, 2017, Jim M. Garner, a director, owned 46% of Wayah Agency, Inc. (“Wayah”). Subsequent to January 1, 2017, Mr. Garner is employed by Wayah as an insurance agent, in exchange for which he receives a base salary and a sales commission. Wayah provides insurance brokerage related services from time to time to the Bank. During the year ended December 31, 2016, Wayah served as an insurance broker for the Bank’s property and casualty insurance and bond products as well as some of the Bank’s employee benefit products. Wayah was paid an aggregate of $56,330 in commissions from these transactions, of which $35,597 was paid by the Bank and $20,733 was paid by Bank employees. It is anticipated that Mr. Garner, through Wayah, will provide insurance brokerage services to the Bank from time to time during the year ended December 31, 2017.

31

Fred H. Jones, a director, is the President and one-third owner of Jones, Key, Melvin & Patton, P.A. (“Jones Key”). Jones Key provides legal services from time to time to the Bank. During the year ended December 31, 2016, the Bank paid Jones Key $2,213 in exchange for legal services. It is anticipated that Jones Key will provide legal services to the Bank from time to time during the year ending December 31, 2017.

Indebtedness of and Transactions with Related Persons

The Bank provides loans and other credit facilities in the ordinary course of its business to members of our Board, members of the Bank Board, and employees, including executive officers, and businesses in which the foregoing have direct or indirect interests, as well as the immediate family of the foregoing (together, “Related Persons”). In accordance with Federal Reserve Regulation O, the Bank has adopted a policy which sets forth the requirements applicable to such loans and other credit facilities. These loans and other credit facilities are made using the same credit and underwriting standards as are applicable to the general public, and such loans and other credit facilities do not involve more than the normal risk of collectability or present other unfavorable features. Pursuant to this policy, outstanding loans and other credit facilities to Related Persons are made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectability or present to the Bank other unfavorable features.

Our Board is charged with reviewing and approving all transactions that either we or the Bank may have from time to time with Related Persons other than transactions subject to Federal Reserve Regulation O, discussed above. All material facts of each transaction and the Related Person’s interest are discussed by all disinterested directors and a decision is made about whether the transaction is fair to the Company and the Bank. A majority vote of all disinterested directors is required to approve any transaction involving a Related Person.

32

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

Dixon Hughes Goodman LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2016, has been appointed by the Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2017, and you are being asked to ratify this appointment. Fees charged by this firm are at rates and upon terms that are customarily charged by other independent registered public accounting firms. A representative of the firm will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Audit Fees Paid to Independent Auditor

The following table represents the approximate fees for professional services rendered by Dixon Hughes Goodman LLP for the audits of our annual consolidated financial statements and reviews of our interim consolidated financial statements and fees billed for audit-related services, tax services and all other services rendered for each of the fiscal years ended December 31, 2015 and 2016.

	Year Ended December 31
	2016	2015
Audit Fees	$189,500	$150,500
Audit-Related Fees	—	—
Tax Fees(1)	20,850	29,850
All Other Fees	—	—
Total	$210,350	$180,350

(1)	Represents amounts paid for assistance in the preparation of our various federal, state and local tax returns, and income tax analyses.

All audit related services, tax services and other services giving rise to the fees listed under “Audit-Related Fees”, “Tax Fees” and “All Other Fees” in the table above were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Charter of the Audit Committee provides for pre-approval of all audit and non-audit services to be provided by our independent auditors. The Charter also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting. In both 2016 and 2015, 100% of the total fees paid for audit, audit related and tax services that were required to be pre-approved in accordance with the regulations were pre-approved.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS RATIFY
THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

33

SHAREHOLDER PROPOSALS

It is presently anticipated that the 2018 Annual Meeting of Shareholders will be held in May of 2018. If a shareholder desires to submit a proposal for possible inclusion in the proxy statement and form of proxy for our 2018 Annual Meeting, including a shareholder nominee for director, the proposal must be received by the Secretary of the Company at 14 One Center Court, Franklin, North Carolina 28734, by December 8, 2017 and meet all other applicable requirements for inclusion in the 2018 proxy statement.

In the alternative, a shareholder may commence his or her own proxy solicitation subject to the SEC’s rules on proxy solicitation and may present a proposal from the floor at the 2018 Annual Meeting. In order to do so, the shareholder must notify the Secretary of the Company, in writing, of his or her proposal at the Company’s main office no later than February 21, 2018. If the Secretary of the Company is not notified of the shareholder’s proposal by February 21, 2018, the Board may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board for the 2018 Annual Meeting.

OTHER MATTERS

The Board knows of no other matters intended to be presented for consideration at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, excluding certain exhibits, is being delivered to shareholders together with this Proxy Statement. The complete Annual Report on Form 10-K may also be obtained by shareholders without charge by written request addressed to Melanie Allen, Corporate Secretary, 14 One Center Court, Franklin, North Carolina 28734, or may be accessed on the Internet at www.entegrabank.com, under the heading Investor Relations.

34

Entegra FINANCIAL

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on May 17, 2017.

Vote by Internet

- Go to **www.investorvote.com/enfc**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed, and FOR Proposal 2.

1. Election of Directors to serve for the terms specified in the Proxy Statement dated April 7, 2017:

Nominee	For	Against	Abstain
01 - Louis E. Buck, Jr.	☐	☐	☐
02 - Adam W. Burrell, MD	☐	☐	☐
03 - Craig A. Fowler	☐	☐	☐
04 - Beverly W. Mason	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business and matters as may properly come before the Annual Meeting or at any adjournment(s) thereof. The Board of Directors is not aware of any other business to be conducted at the Annual Meeting.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C 1234567890 JNT

1 U P X 3 2 5 9 5 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02JZ0B

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Entegra Financial Corp.

14 ONE CENTER COURT, FRANKLIN, NORTH CAROLINA 28734

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints the Board of Directors of Entegra Financial Corp., and each of them, as proxies (and if the undersigned is a proxy, as substitute proxies), with power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse, all the shares of Entegra Financial Corp. common stock held of record by the undersigned at the close of business on March 31, 2017 at the Annual Meeting of Shareholders to be held on May 18, 2017 at 10:00 A.M., Eastern Time, at the Corporate Center, 14 One Center Court, Franklin, North Carolina 28734 and at any adjournment(s) thereof.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each nominee, and FOR Proposal 2. This Proxy is revocable prior to its exercise.

The shares represented by this proxy card will be voted at the Annual Meeting if the proxy card is properly signed, dated and received by Computershare, Entegra Financial Corp.'s transfer agent, prior to the time of the Annual Meeting. Shareholders' voting instructions will be held in strict confidence.

PLEASE VOTE, DATE AND SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

The undersigned acknowledge(s) receipt of the Notice of 2017 Annual Meeting of Shareholders and Proxy Statement, dated April 7, 2017.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy. Please sign exactly as your name(s) appear(s) above. When shares are held by joint owners, both should sign. When signing as an executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Entegra FINANCIAL

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed, and FOR Proposal 2.

1. Election of Directors to serve for the terms specified in the Proxy Statement dated April 7, 2017:

	For	Against	Abstain
01 - Louis E. Buck, Jr.	☐	☐	☐
02 - Adam W. Burrell, MD	☐	☐	☐
03 - Craig A. Fowler	☐	☐	☐
04 - Beverly W. Mason	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business and matters as may properly come before the Annual Meeting or at any adjournment(s) thereof. The Board of Directors is not aware of any other business to be conducted at the Annual Meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.

1 U P X 3 2 5 9 5 2 2

02JZ1B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Entegra Financial Corp.

14 ONE CENTER COURT, FRANKLIN, NORTH CAROLINA 28734

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints the Board of Directors of Entegra Financial Corp., and each of them, as proxies (and if the undersigned is a proxy, as substitute proxies), with power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse, all the shares of Entegra Financial Corp. common stock held of record by the undersigned at the close of business on March 31, 2017 at the Annual Meeting of Shareholders to be held on May 18, 2017 at 10:00 A.M., Eastern Time, at the Corporate Center, 14 One Center Court, Franklin, North Carolina 28734 and at any adjournment(s) thereof.

This proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each nominee, and FOR Proposal 2. This Proxy is revocable prior to its exercise.

The shares represented by this proxy card will be voted at the Annual Meeting if the proxy card is properly signed, dated and received by Computershare, Entegra Financial Corp.'s transfer agent, prior to the time of the Annual Meeting. Shareholders' voting instructions will be held in strict confidence.

PLEASE VOTE, DATE AND SIGN, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

The undersigned acknowledge(s) receipt of the Notice of 2017 Annual Meeting of Shareholders and Proxy Statement, dated April 7, 2017.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy. Please sign exactly as your name(s) appear(s) above. When shares are held by joint owners, both should sign. When signing as an executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.